EXHIBIT 99.1

HENDERSON, NV, July 13, 2022 (GLOBE NEWSWIRE) -- via NewMediaWire – Grove, Inc., (NASDAQ:GRVI) (“Grove” or the “Company”), today released a letter to shareholders from Chief Executive Officer, Allan Marshall.

2022 in review

In our first year of operation as a public company we navigated the challenges of Covid-19, extreme inflationary pressure, employee shortages, along with transportation and logistics delays affecting all aspects of our business. Despite these significant headwinds, we managed to complete our IPO, consolidate multiple acquisitions, and hit both our projected growth and profitability targets while remaining cash flow positive. Sales rose by an estimated 100% over 2021 with a compounded two-year sales growth rate of over 500%. To increase shareholder value, we remained disciplined in our spending and capital allocation and recognized incremental returns on capital invested. Our objective remains the growth of shareholder value and to maximize our return on any capital we invest. Our 2022 acquisition strategy was slowed by extremely high valuations in the private sector. In our opinion the valuations we saw were not based on fundamentals but rather more on hype and excessive capital being deployed. Due to these circumstances, we made the decision to focus on organic growth and to be patient in our acquisition selection process. That decision appears to be paying off as we are seeing declines in multiples across many sectors and more opportunities coming available. Despite current business conditions and turmoil in the equity market, we stand on solid footing and are poised for future growth. The company announced incremental quarterly growth going into our 2023 fiscal year, and our adherence to fiscal responsibility with growth and profitability has put us in a position to capitalize on this turmoil. While many companies continued to spend on growth at all costs, we have spent to increase our profitability and build a foundation for profits in the toughest of times.

Things we can do better

As we review our successes, it is incumbent upon us to identify areas in need of improvement. It has come to my attention that our communication with investors could be better. In addition, our customer service has not always lived up to our high standards. In response, we are implementing many quality control procedures in an effort to improve all aspects of service to our customers now and going forward. We will strive to reach out to the investment community to expand our shareholder reach and improve communication across the board over the coming year.

The future and evolution of Grove

What started as a CBD company has grown into a multifaceted operation of profitable related businesses, with multiple Direct to Consumer Brands, an SAAS Technology advertising business focused on programmatic email advertising and ad services and our newest addition of an Amazon based liquidation company. The future growth will come from our Upexi Brand aggregation business, and acquisitions that expand our technology and liquidation business segments. The Direct-to-Consumer market will remain a key initiative as we believe consumer behavior has been changed forever and that profits and value will continue to be in this vertical. To this end, we have made an investment in an advertising platform to acquire the most valuable asset of a DTC company, which is customer data. The material growth of our consumer database has been a key driver of our sales and profits in fiscal year 2022. Each of the brands and businesses have contributed to company growth and have us better positioned for continued success. To support the future growth, we have made investments in distribution, logistics and technology to service our customers across all current and future product offerings.

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Acquiring businesses

We have evaluated many opportunities over the past two years and have remained extremely cautious during this period of elevated multiples. In our rare position of triple digit growth while maintaining profits, it seems prudent to be patient. We believe the current turmoil in both the financial and business markets present opportunities that Grove was built for and our patience will be rewarded through this environment. If valuations make sense, we expect to be more active should the opportunity arise. To be clear, with this strategy, any transaction we conduct will be structured with the intent to return the maximum value possible to our shareholders. Shareholder value is our driving force, and, to the extent possible, any transactions will use a balanced blend of debt and equity to drive growth and performance of the overall company.

Capital outlook

Our cash flow from operations increased over fiscal year 2022 and we remain committed to that trend continuing as our revenue grows. We have a solid balance sheet for future growth with the use of debt and equity to maximize shareholder value. While we believe growth into fiscal year 2023 can be accomplished with debt and cash flow, and do not feel we have a current need for equity capital, the company will always keep all options on the table and would be willing to utilize the equity markets should the opportunity arise and be consistent with our overall short and long-term goal of increasing shareholder value. We believe that the availability of debt should increase for us in the near future and continue to support our ability to remain profitable.

In closing

We remain focused on organic growth across all segments of our business, driving value to our customers with the best products for the best price, delivered as quickly as possible. We look to strengthen our vendor relationships for long-term, lasting partnerships in each industry we touch. Increasing our focus and communication with the investment community and building relationships with investors is a top priority for fiscal year 2023.

Finally, and most importantly, the current and future success of our organization is based upon the incredible people in all departments with whom I have had the pleasure of working over the past few years. Their hard work and long hours, including nights and weekends, does not go unnoticed, and I thank them for trusting me to help guide our future success.

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About Grove, Inc.

Grove, Inc. is an innovator in aggregation, accelerating Amazon and eCommerce businesses by combining consumer data and vertical integration to scale brands in multiple industries, while lowering costs with a growing distribution network. Through strategic acquisitions, Grove continues to expand into numerous consumer markets, and utilizes its in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between its growing portfolio of brands.

Company Contact

Andrew Norstrud

Email: investorinfo@cbd.io

Phone: (702) 332-5591

Investor Relations Contact

TraDigital IR

John McNamara

Email: john@tradigitalir.com

Phone: (917) 658-2602

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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